UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 13, 2013
Date of Report (Date of earliest event reported)

CRAILAR TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

British Columbia (State or other jurisdiction of incorporation)	000-50367 (Commission File Number)	98-0359306 (IRS Employer Identification No.)

305-4420 Chatterton Way Victoria, British Columbia (Address of principal executive offices)	V8X 5J2 (Zip Code)

(250) 658-8582
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01     Entry into a Material Definitive Agreement

Asset Purchase Agreement

As previously disclosed on a Current Report on Form 8-K filed with the SEC on November 13, 2013, Crailar Technologies Inc. (the "Company"), Schrurs NV ("Schrurs"), a Belgium limited liability company, and Mr. Serge Schrurs entered into an asset purchase agreement (the "Asset Purchase Agreement"), dated November 6, 2013, to purchase a European based fiber processing facility (the "Facility"), which includes certain assets related to the dyeing, bleaching, processing and treatment of all natural and synthetic fibers for the textile industry. Pursuant to the Asset Purchase Agreement, the Company will purchase from Schrurs: (i) any and all equipment, furniture, including office equipment and furniture, tools, fixtures, fittings and other tangible personal property (the "Equipment"); (ii) the environmental permit granted to Schrurs by decision of the Deputation of the Provincial Council of West Flanders dated February 8, 1996 (the "Permit"); and (iii) the rights, title and interests of Schrurs in to and under the employment contracts of the employees of Schrurs (the "Employees") (the Equipment, Permit and Employees being collectively referred to as the "Assets"). The price for the Assets shall be the payment of all outstanding debts of Schrurs, currently valued at approximately $1.2 million (EUR 881,056) over a three-year period.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated by reference herein.

Amended Asset Purchase Agreement

Effective December 13, 2013, the Company, Schrurs and Mr. Serge Schrurs entered into an amended asset purchase agreement (the "Amended Asset Purchase Agreement"), which shall be deemed to terminate and replace the initial Asset Purchase Agreement. The Amended Asset Purchase Agreement provides that the title to and economic risk in respect of the Permit and the Employees passed to the Company on December 13, 2013 (the "Closing Date"), however, the title to the Equipment shall only pass to the Company subject to full payment of the purchase price for the Assets notwithstanding the fact that physical possession and economic risk in respect of the Assets passed to the Company on the Closing Date. The Company shall not transfer, pledge or otherwise encumber the Equipment until the purchase price for the Assets has been paid in full. The retention of title on the Equipment can be enforced by Schrurs at any point in time and regardless of the outstanding amount of the purchase price at that point in time, it being understood that such retention of title shall at any time be enforced in respect to all of the Equipment. Schrurs and the Company agree to undertake that, in the event that upon enforcement of the retention of title, the market value of the Equipment would exceed the outstanding amount of the purchase price, Schrurs shall pay a surcharge to the Company (equal to the difference between the outstanding amount of the purchase price and the market value of the Equipment) so as to ensure that all of the Equipment is regained.

In addition, the Amended Asset Purchase Agreement provides that the Company shall have until the fifth anniversary of the Closing Date instead of the third anniversary as provided for under the initial Asset Purchase Agreement in order to fully pay the outstanding debts of Schrurs owing to KBC and BNP Paribas.

Furthermore, the Amended Asset Purchase Agreement removed any conditions precedent to closing, however, at closing Schrurs was required to deliver to the Company a declaration from each BNP Paribas and KBC with respect to the debts and liabilities owed by Schrurs to each of them that they explicitly and unconditionally approve and consent to (i) the Amended Asset Purchase Agreement, and (ii) the fact that KBC debts and BNP Paribas debts shall be repaid by the Company on behalf of Schrurs and that any such repayment by the Company of any amount of the KBC debts and/or the BNP Paribas debts shall discharge Schrurs from its payment obligations towards KBC and/or BNP Paribas for the same amount.

Moreover, due to the retention of title provision added to the Amended Asset Purchase Agreement, the explicit termination clause was removed.

Finally, pursuant to the Amended Asset Purchase Agreement, Schrurs granted the Company a Belgian common law lease with respect to the building housing the Facility for a term of 10 years. The terms and conditions of such lease, which will also include a purchase option for the Company on the building housing the Facility, will be negotiated in good faith between Schrurs and the Company immediately following the Closing Date in accordance with Belgian standard market practices, and will be formalized in a lease agreement to be entered into no later than January 31, 2014.

The foregoing description of the Amended Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Asset Purchase Agreement, which is filed as Exhibit 10.2 hereto, and is incorporated by reference herein.

Amended Promissory Notes

The Company, as "Borrower" entered into the following loan arrangements with each of the following Directors of the Company: Jason Finnis ("Finnis"), Kenneth Barker ("Barker") and Robert Edmunds ("Edmunds"; and each of Messrs. Finnis, Barker and Edmunds being singularly and collectively referred to as the "Lender" and "Lenders", respectively, as the context may require):

Finnis

(i)     pursuant to an original Convertible Promissory Note, dated for reference effective on October 11, 2013 (the "Original Finnis Promissory Note"), Mr. Finnis therein granted the Borrower a loan in the principal amount of CAD$100,000.00 (the "Finnis Loan") bearing interest at a rate of 12% per annum, and the Original Finnis Promissory Note provided that the Finnis Loan and the interest thereunder must be repaid by the Borrower to the Lender on December 11, 2013;

(ii)     effective on November 7, 2013, the Borrower repaid to the Lender CAD$50,000.00 of the Finnis Loan, such that a principal amount of CAD$50,000 was then owing under the Finnis Loan pursuant to the Original Finnis Promissory Note;

(iii)     pursuant to a Loan Extension Agreement, dated for reference effective on December 18, 2013 (which together with the Original Finnis Promissory Note being, collectively, the "Underlying Finnis Agreements"), and as a then condition precedent to the completion by the Company of the Private Placement (as defined below under Item 3.02), the parties therein agreed to extend the term for repayment of the Finnis Loan and the interest under the Original Finnis Promissory Note until the earlier of (i) one year from the completion of the Private Placement, and (ii) such time as the Company completes its next public offering of registered securities by way of a registration statement on Form S-1 of not less than CAD$3,000,000 in gross proceeds to the Company (the "New Term of the Finnis Loan"); and

(iv)     as a consequence of the completion by the Borrower of the Private Placement effective on December 20, 2013, the parties agreed to provide for a new Amended And Restated Promissory Note, dated for reference January 21, 2014 (the "Finnis Amended Promissory Note"), which bears interest at a rate of 12% per annum, and which is intended to fully amend and replace, in their entirety, each of the Underlying Finnis Agreements.

The foregoing description of the Finnis Amended Promissory Note does not purport to be complete and is qualified in its entirety by reference to the Finnis Amended Promissory Note, which is filed as Exhibit 10.3 hereto, and is incorporated by reference herein.

Barker

(i)     pursuant to an original Convertible Promissory Note, dated for reference effective on October 11, 2013 (the "Original Barker Promissory Note"), Mr. Barker therein granted the Borrower a loan in the principal amount of US$50,000.00 (the "Barker Loan") bearing interest at a rate of 12% per annum, and the Original Barker Promissory Note provided that the Barker Loan and the interest thereunder must be repaid by the Borrower to the Lender on December 11, 2013;

(ii)      pursuant to a Loan Extension Agreement, dated for reference effective on December 18, 2013 (which together with the Original Barker Promissory Note being, collectively, the "Underlying Barker Agreements"), and as a then condition precedent to the completion by the Company of the Private Placement, the parties therein agreed to extend the term for repayment of the Barker Loan and the interest under the Original Barker Promissory Note on same basis as the above-referenced New Term of the Finnis Loan; and

(iii)     as a consequence of the completion by the Borrower of the Private Placement effective on December 20, 2013, the parties agreed to provide for a new Amended And Restated Promissory Note, dated for reference January 21, 2014 (the "Barker Amended Promissory Note"), which bears interest at a rate of 12% per annum, and which is intended to fully amend and replace, in their entirety, each of the Underlying Barker Agreements.

The foregoing description of the Barker Amended Promissory Note does not purport to be complete and is qualified in its entirety by reference to the Barker Amended Promissory Note, which is filed as Exhibit 10.4 hereto, and is incorporated by reference herein.

Edmunds

(i)     pursuant to original Demand Convertible Promissory Notes, dated for reference effective on October 11, 2013 and December 4, 2013, respectively (collectively, the "Original Edmunds Promissory Notes"), Mr. Edmunds therein granted the Borrower loans in the aggregate principal amount of CAD$545,000.00 (collectively, the "Edmunds Loan") bearing interest at a rate of 20% per annum, and the Original Edmunds Promissory Notes provided that the Edmunds Loan and the interest thereunder must be repaid by the Borrower to the Lender on demand;

(ii)     pursuant to a Loan Extension and Bonus Share Agreement, dated for reference effective on December 18, 2013 (the "Loan Extension"; which together with the Original Edmunds Promissory Notes being, collectively, the "Underlying Edmunds Agreements"), and as a then condition precedent to the completion by the Company of the Private Placement, the parties therein agreed to extend the term for repayment of the Edmunds Loan and the interest under the Original Edmunds Promissory Notes on same basis as the above-referenced New Term of the Finnis Loan and, as additional consideration thereof, subject to TSX Venture Exchange (the "TSXV") approval, allot and issue to Mr. Edmunds, as fully paid and non-assessable shares, an aggregate of up to 187,878 common shares of the Borrower (each a "Bonus Share"), representing a deemed value of 20% of the outstanding balance of the Loan and Interest based on an agreed value and deemed issuance price of CAD$0.60 per Bonus Share (the "Bonus Share Issuance").

(iii)     by letter dated January 20, 2014, the TSXV approved the final Bonus Share Issuance by the Borrower to Mr. Edmunds of 181,666 common shares of the Borrower (collectively, the "Bonus Shares"), at a deemed value of CAD$0.60 per Bonus Share (the "TSXV Approval"); and

(iv)     as a consequence of each of the completion by the Borrower of the Private Placement, effective on December 20, 2013, and the receipt of TSXV Approval to the above-referenced Bonus Share Issuance, the parties agreed to provide for a new Amended And Restated Promissory Note, dated for reference January 21, 2014 (the "Edmunds Amended Promissory Note"), which bears interest at a rate of 20% per annum, and which is intended to fully amend and replace, in their entirety, each of the Underlying Edmunds Agreements.

The foregoing description of the Edmunds Amended Promissory Note does not purport to be complete and is qualified in its entirety by reference to the Edmunds Amended Promissory Note, which is filed as Exhibit 10.5 hereto, and is incorporated by reference herein.

Loan Agreement with IKEA

On December 19, 2013, but having an effective date of November 29, 2013, the Company and IKEA Supply AG ("IKEA") entered into a loan agreement (the "Loan Agreement") whereby IKEA agreed to loan (the "IKEA Loan") the Company the amount of EUR 2,190,000 (approximately CAD$3.2 million) having a term until June 25, 2016 and bearing interest at a rate of 1.9% per annum. The Company is required to make monthly repayments of EUR11,000 from December 20, 2014 to June 20, 2016 and the outstanding amount including accrued and capitalized interest repaid in full on June 25, 2016, with all payments to be net of any withholding or similar taxes or fees collected at the source. As security for the IKEA Loan, IKEA required that the IKEA Loan be secured by assets purchased with the proceeds as well as a portion of the secured assets used to secure the July 26, 2013 10% Secured Convertible Debentures, which were disclosed on a Current Report on Form 8-K filed with the SEC on July 31, 2013.

The proceeds from the IKEA Loan are designated for the installation of equipment to support and expand the Company's European production facility and working capital for IKEA orders.

The foregoing description of the Loan Agreement with IKEA does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, which is filed as Exhibit 10.6 hereto, and is incorporated by reference herein.

General Supply Agreement

In conjunction with entering into the Loan Agreement with IKEA, the Company and IKEA have entered into a General Agreement (the "General Supply Agreement") which provides for the order, shipping and delivery of the Company's flax fiber product for use in certain of IKEA's domestic textiles categories. In addition, the General Supply Agreement provides for minimum order quantities, fiber property requirements, formula for calculating price, restriction on the Company's ability to supply CRAiLAR(R) fiber to other persons for consumption in home textile applications as long as IKEA fulfills its commitment to capacity as set out in the agreement on sales and purchase volumes as provided in appendix 5 to the General Supply Agreement. The General Supply Agreement has a term until December 31, 2016 when it shall expire without either party having to provide notice thereof. However, IKEA may in its sole discretion extend the contract a maximum of two (2) times for 36 months each time by notifying the Company no later than six (6) months prior to the expiration of any term to the General Supply Agreement.

The foregoing description of the General Supply Agreement with IKEA does not purport to be complete and is qualified in its entirety by reference to the General Supply Agreement, which is filed as Exhibit 10.7 hereto, and is incorporated by reference herein.

Framework Agreement for Development Work

In conjunction with entering into the Loan Agreement with IKEA, the Company, IKEA and Schrurs NV ("Schrurs") have entered into a Framework Agreement Development Work (the "Framework Agreement") whereby IKEA has engaged the Company and Schrurs (each a "Development Partner" and collectively, the "Development Partners") to pursue Development Work (as defined in the Framework Agreement). During the term of the Framework Agreement, which commences on December 13, 2013 and continues until terminated by either party giving no less than six (6) months' prior notice, subject to the Framework Agreement immediately expiring and becoming null and void if either party commits a material breach of any of the provisions therein and does not remedy the situation within 14 days after receiving written notification stating the extent of the breach, IKEA shall be entitled to request Development Work from one or both Development Partners and each Development Partner shall be entitled to either accept or deny a request it received from IKEA. Once the arrangements for the requested Development Work have been agreed by the relevant parties, IKEA shall place an Assignment Order which shall be in the form attached as Exhibit 1 to the Framework Agreement. The Development Work shall be performed at a location as set out in each separate Assignment Order. In consideration of the provisions of a particular Assignment Order, IKEA shall pay to the Development Partners a fee as stated in the relevant Assignment Order. Each Development Partner shall issue an invoice at the end of each calendar month in respect of the Development Work provided during that month or in accordance with the invoicing schedule set out in the relevant Assignment Order. IKEA shall pay the fee within 30 days of receipt of the properly drawn up invoice. Under the Framework Agreement, except for the National Research Council of Canada's rights to use for government purposes certain additions or changes to the NRC technology produced by the Company, IKEA or anyone to whom IKEA may assign its rights, shall be the exclusive owner of all Works and Foreground Information (as defined in the Framework Agreement) created during the provision of the Development Work. Notwithstanding the foregoing, the parties may stipulate in the individual Order that the Company, or anyone to whom the Company may assign its rights, shall be the exclusive owner of the Works and Foreground Information. Where IKEA will be the exclusive owner of the Works, IKEA shall have the right to revise, further develop, adapt, alter, display, copy, manufacture, sell, advertise, or otherwise dispose of the Works in any way IKEA deems suitable for technical, business, economic or other reasons, including moving or starting up production at/to other suppliers. The Development Partners may not, without the prior written permission of IKEA, transfer any rights or obligations under the Framework Agreement to any third party. The Development Partners may not subcontract any part of the Development Work without IKEA's prior written approval.

On December 13, 2013, IKEA, the Company and Schrurs entered into an Assignment Order for Development Work on Fiber Quality Consistency ("Assignment Order 1-1"), attached as Exhibit 1-1 to the Framework Agreement. Assignment Order 1-1's goal is to be able to produce flax fiber which has properties that can be used in existing unmodified cotton spinning setups with a performance close to cotton. The Assignment Order 1-1 provides for the deliverables, technical specifications, instructions for handling deliverables, time table/project plan, location, reference persons and the specified resources at the Development Partner to have the Development Work performed. The Company is required to cover the cost for this quality consistency agenda, as the outcome of the work will become the Company's property.

In addition on December 13, 2013, IKEA, the Company and Schrurs entered into an Assignment Order for Development Work on Hemp Fiber Development ("Assignment Order 1-2"), attached as Exhibit 1-2 to the Framework Agreement. Assignment Order 1-2's goal is to be able to produce hemp fiber which has properties that can be used in existing unmodified cotton spinning setups with a performance close to cotton. The Assignment Order 1-2 provides for the deliverables, technical specifications, instructions for handling deliverables, time table/project plan, location, reference persons and the specified resources at the Development Partner to have the Development Work performed. The Company is required to cover the cost for this quality consistency agenda, as the outcome of the work will become the Company's property.

The foregoing description of the Framework Agreement Development Agreement does not purport to be complete and is qualified in its entirety by reference to the Framework Agreement Development Agreement, which is filed as Exhibit 10.8 hereto, and is incorporated by reference herein.

Tripartite Agreement with IKEA and National Research Council of Canada

In conjunction with entering into the Loan Agreement with IKEA, the Company, IKEA and the National Research Council of Canada (the "NRC") have entered into a Tripartite Agreement (the "Tripartite Agreement") whereby at any time before the repayment in full by the Company to IKEA of the IKEA Loan, including interest pursuant to the Loan Agreement and for two years thereafter, upon the occurrence of a Termination Event (as defined in the Tripartite Agreement) in accordance with Article 11 of the Licensing Agreement between the NRC and the Company, dated October 25, 2006 and amended on March 25, 2011, which provides the Company with the worldwide right to use NRC technologies for the extraction of hemp fiber and the enzymatic extraction of plant fiber, the NRC hereby grants to IKEA a new license that allows IKEA to substitute the Company with either an IKEA affiliate or a third party mutually agreed with the NRC, and to permit such new licensee to operate IKEA's business related to the NRC technology under substantially the same conditions as set out in the Licensing Agreement. In such case, any payments owed by IKEA to the Company are to be paid directly to the NRC. Upon occurrence of a Termination Event, the NRC and IKEA shall enter into a new license agreement that adequately reflects the new situation, on similar terms and conditions as the Licensing Agreement and reasonably taking into account any changes resulting from the Termination Event. IKEA's license to the NRC Intellectual Property (as defined in the Tripartite Agreement) shall however be limited to applications relevant for enzymatically processed flax and/or hemp fibers for spinning yarn in which applications relevant for the product applications listed in Appendix 1 (home textile applications) to the Tripartite Agreement shall be granted on an exclusive basis until December 31, 2016 and non-exclusive thereafter. Each of the NRC and the Company warrants to IKEA that it has not previously granted any rights that would conflict with the rights granted in this amendment. Each of the NRC and the Company also warrants to IKEA that it is either the current owner or licensee (with power to sub-license) of the NRC Technology, as defined in the Licensing Agreement.

The foregoing description of the Tripartite Agreement does not purport to be complete and is qualified in its entirety by reference to the Tripartite Agreement, which is filed as Exhibit 10.9 hereto, and is incorporated by reference herein.

Amendment to Conversion Price and Security for July 26, 2013 Secured Convertible Debentures

In accordance with the conditions of the IKEA Loan, the Company approached the debentureholders (the "Debentureholders") of the 10% Secured Convertible Debentures, which were issued on July 26, 2013 and which are governed pursuant to the Convertible Debenture Indenture (the "Indenture") between the Company and Computershare Trust Company of Canada (the "Trustee"), about releasing their security over certain assets held by the Company's subsidiary, Crailar Inc., a Nevada limited liability company, having an acquisition cost of $1,331,794, which form a portion of the assets secured pursuant to the Guaranty and Security Agreement (the "Guaranty") between Crailar Inc. (the "Guarantor") and the Trustee, dated July 26, 2013, as set forth in Schedule "A" to the Guaranty, to be used as separate security for the IKEA Loan to the Company.

The Debentureholders have signed an Extraordinary Written Consent Resolution of Debentureholders (the "Extraordinary Resolution"), dated to be effective as of December 17, 2013, pursuant to Section 11.11(b) and 11.15 of the Indenture, whereby the Debentureholders have authorized the modification and alteration of the rights of the Debentureholders and the Trustee against the Company with respect to the Secured Assets (as defined in the Indenture) set out in Schedule "F" to the Indenture and as set out in Schedule "A" to the Guaranty to now only include those specific assets held by the Guarantor as set forth in Schedule "A" attached to the Amended and Restated Guaranty and Security Agreement which have an acquisition cost of $3,922,240; and as consideration for such modification and alteration with respect to the Secured Assets, the Debentureholders require the Conversion Price (the "Conversion Price") of the Debentures to be reduced from $2.00 per common share in the capital of the Company (each a "Common Share") to $1.25 per Common Share, which was the closing price on the day prior to the July 3, 2013 news release with respect to the 10% Secured Convertible Debenture Private Placement and which is the same as the exercise price of the warrants issued in connections with such financing.

On December 23, 2013, the Company and the Trustee entered into an Amended and Restated Convertible Debenture Indenture (the "Amended and Restated Convertible Debenture Indenture"), which reflects the modification and alteration of the rights of the Debentureholders and the Trustee against the Company with respect to (i) the Secured Assets to now only include those specific assets held by the Guarantor as set forth in Schedule "F" to the Amended and Restated Convertible Debenture Indenture having an acquisition cost of $3,922,240, and (ii) the reduction of the Conversion Price of the Debentures from $2.00 per Common Share to $1.25 per Common Share.

In addition, on December 23, 2013, the Guarantor and the Trustee entered into an Amended and Restated Guaranty and Security Agreement (the "Amended and Restated Guaranty and Security Agreement"), which forms Schedule "G" to the Amended and Restated Convertible Debenture Indenture, and which reflects the modification and alteration with respect to the Secured Assets to now only include those specific assets held by the Guarantor as set forth in Schedule "A" to the Amended and Restated Guaranty and Security Agreement.

The foregoing description of the Amended and Restated Convertible Debenture Indenture does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Convertible Debenture Indenture, which is filed as Exhibit 4.1 hereto, and is incorporated by reference herein. The form of the Amended and Restated Guaranty and Security Agreement is attached to the Amended and Restated Convertible Debenture Indenture as Schedule "G".

SECTION 2 - FINANCIAL INFORMATION

The information set forth under Item 1.01 with respect to the Amended Promissory Notes, Loan Agreement with IKEA, Amended and Restated Convertible Debenture Indenture and Amended and Restated Guaranty and Security Agreement of this Current Report on Form 8-K are incorporated by reference into this Item 2.03.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02     Unregistered Sale of Equity Securities.

On December 20, 2013, we issued 3,333,333 units (each a "Unit") pursuant to a private placement (the "Private Placement") to one entity at a price of CAD$0.60 per Unit for total gross proceeds of CAD$2,000,000. Each Unit consists of one common share (each a "Share") and one common share purchase warrant (each a "Warrant"). Each Warrant entitles the holder to purchase one additional common share (each a "Warrant Share") at a price of CAD$0.70 per Warrant Share for a period of five years expiring on December 20, 2018. We relied on exemptions from registration under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act") provided by Regulation S for the one purchaser based on representations and warranties provided by the purchaser of the Units in its subscription agreement (the "Subscription Agreement") entered into between us and the purchaser.

Pursuant to the Subscription Agreement, the purchaser received a pre-emptive right (the "Pre-Emptive Right") with respect to the issuance of any equity securities of the Company other than the issue of equity securities: (i) for compensatory purposes to officers, employees, directors and consultants of the Company under compensation plans in existence on December 20, 2013; (ii) pursuant to any convertible securities of the Company outstanding on December 20, 2013; or (iii) as consideration for the arm's length purchase of businesses or assets by the Company or its subsidiaries; whereby the purchaser shall have the Pre-Emptive Right to subscribe for and purchase up to such number of equity securities in order to maintain the purchasers equity ownership percentage as at the date immediately prior to the closing of such equity financing. The Pre-Emptive Right will immediately terminate and be of no further force or effect on June 20, 2016.

The proceeds from the Private Placement of Units will be used for general corporate and working capital purposes.

Pursuant to the Subscription Agreement, the Company, has agreed to use its commercially reasonable efforts to raise CAD$3,000,000 through a best efforts public offering of equity securities to be launched during the first 90 days of 2014.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Subscription Agreement, which is filed as Exhibit 4.2 hereto, and is incorporated by reference herein.

The Shares, Warrants and Warrant Shares issuable upon exercise of the Warrants have not been and will not be registered under the U.S. Securities Act, or under the securities laws of any state of the United States and are "restricted securities" as defined under Rule 144(a)(3) of the U.S. Securities Act and contain the appropriate restrictive legends as required under the U.S. Securities Act, Canadian Securities Administrators National Instrument 45-102 and as required by the TSX Venture Exchange. The Shares, Warrants and Warrant Shares issuable upon exercise of the Warrants may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The information set forth under Item 1.01 with respect to the Amended and Restated Convertible Debenture Indenture of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

On January 30, 2014, we issued 181,666 common shares (each a "Bonus Share" and collectively, the "Bonus Shares") to Mr. Edmunds at a deemed value of CAD$0.60 per Bonus Share pursuant to the Loan Extension and Bonus Share Agreement, which was approved by the TSXV on January 20, 2014. We relied on the exemption from registration under the U.S. Securities Act provided by Regulation S for the issuance to Mr. Edmunds. The Bonus Shares have not been and will not be registered under the U.S. Securities Act, or under the securities laws of any state of the United States and are "restricted securities" as defined under Rule 144(a)(3) of the U.S. Securities Act and contain the appropriate restrictive legends as required under the U.S. Securities Act, Canadian Securities Administrators National Instrument 45-102 and as required by the TSXV.

SECTION 8 - OTHER EVENTS

Item 8.01     Other Events

On December 24, 2013, we issued a news release announcing the closing of its previously announced CAD$3.2 million loan financing with IKEA, the amendment to the conversion price of its July 26, 2013 10% Secured Convertible Debentures to $1.25 instead of $2.00 per common share and the closing of its previously announced private placement for CAD$2.0 million.

A copy of the December 24, 2013 press release is attached as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01      Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired

Not applicable.

(b)     Pro forma Financial Information

Not applicable.

(c)     Shell Company Transaction

Not applicable.

(d)    Exhibits
Exhibit	Description
4.1	Amended and Restated Convertible Debenture Indenture among Crailar Technologies Inc. and Computershare Trust Company of Canada, dated December 23, 2013
4.2	Form of Subscription Agreement
4.3	Form of Warrant
10.1	Asset Purchase Agreement between Schrurs NV, Crailar Technologies Inc. and Mr. Serge Schrurs, dated November 6, 2013
10.2	Asset Purchase Agreement between Schrurs NV, Crailar Technologies Inc. and Mr. Serge Schrurs, dated December 13, 2013
10.3	Amended and Restated Promissory Note from Crailar Technologies Inc. to Jason Finnis, dated January 21, 2014
10.4	Amended and Restated Promissory Note from Crailar Technologies Inc. to Kenneth Barker, dated January 21, 2014
10.5	Amended and Restated Promissory Note from Crailar Technologies Inc. to Robert Edmunds, dated January 21, 2014
10.6	Loan Agreement between Crailar Technologies Inc. and IKEA Supply AG, dated November 29, 2013
10.7	General Supply Agreement between Crailar Technologies Inc. and IKEA Supply AG, dated December 9, 2013
10.8	Framework Agreement Development Work between IKEA Supply AG, Crailar Technologies Inc. and Schrurs NV, dated December 13, 2013
10.9	Tripartite Agreement between National Research Council of Canada, CRAiLAR Technologies Inc. and IKEA Supply AG, dated December 18, 2013
99.1	Press release dated December 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAILAR TECHNOLOGIES INC.
Date: February 4, 2014	/s/ Theodore Sanders Name: Theodore Sanders Title: Chief Financial Officer

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